UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 5, 2012 (December 29, 2011)
Date of Report (date of Earliest Event Reported)

NEWTEK BUSINESS SERVICES, INC.
(Exact Name of Company as Specified in its Charter)

NEW YORK	001-16123	11-3504638
(State or Other Jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification No.)
Incorporation or Organization)

212 West 35 th Street, Second Floor, New York, NY 10001
(Address of principal executive offices and zip code)

(212) 356-9500
(Company’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-
4(c))

Forward-Looking Statements

     Statements in this Current Report on Form 8-K (including the exhibits), including statements regarding Newtek Business Services, Inc.’s (“Newtek” or the “Company”) beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions which could cause Newtek’s actual results to differ from management's current expectations are contained in Newtek’s filings with the Securities and Exchange Commission. Newtek undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.

ITEM 1.01 Entry Into a Material Definitive Agreement.

     As previously reported on the Current Report on Form 8-K of Newtek Business Services, Inc. (the “Company”), filed on December 23, 2010 (the “Initial 8-K”), Newtek Asset Backed Securities, LLC (“NABS”), a bankruptcy-remote special purpose entity wholly-owned by Newtek Small Business Finance, Inc., itself a wholly-owned subsidiary of the Company, completed the issuance of a note referred to as the Unguaranteed SBA 7(a) Loan-Backed Notes, Series 2010-1 (the “Notes”) issued by Newtek Small Business Loan Trust 2010-A (the “Trust”) with an initial principal amount balance of $16,000,000 on December 22, 2010 (the Notes issued on such date, the “Initial Notes”). On December 29, 2011, pursuant to that certain Indenture, dated December 22, 2010, by and between the Trust and U.S. Bank National Association, as Indenture Trustee, as supplemented by a Supplemental Indenture, dated December 29, 2011 (collectively, the “Indenture”), the Initial Notes were amended to reflect a new initial principal amount of $12,879,534.25 as a result principal payments made on such Notes (the “Amended Initial Notes”), and additional Notes were issued in an initial principal amount of $14,899,465.75 (the “Additional Notes”), so that the initial aggregate principal amount of all Notes as of December 29, 2011 totals $27,779,000. The Notes are backed by approximately $40.5 million of the unguaranteed portions of loans originated and to be originated by NSBF under the Section 7(a) loan program of the United States Small Business Administration. The Notes were rated AA by Standard & Poor’s, a nationally recognized statistical rating organization. The final maturity date of the Amended Notes is March 22, 2037. The proceeds of the transaction have been and will be used to repay debt and originate new loans.

Purchasers

     Pursuant to a note purchase agreement, NABS sold the Additional Notes to Guggenheim Securities, LLC. The Additional Notes were then resold pursuant to a Private Placement Memorandum, dated December 29, 2011, and the Indenture and were initially acquired by one or more institutional investors.

     Other than as set forth above, all of the Notes are subject to the same terms and conditions as the Initial Notes, a description of which was previously provided in the Initial 8-K.

     The above description is a summary and is qualified in its entirety by the terms of the Amended Initial Notes and the Additional Notes, copies of which are attached to this Current

Report on Form 8-K as Exhibits 10.19.2 and 10.19.3, respectively, and are incorporated by reference herein.

     A press release announcing the amendment of the Notes and the issuance of the Additional Notes is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.
Exhibit Number	Description

10.19.2	The Amended Initial Notes, dated December 29, 2011.
10.19.3	The Additional Notes, dated December 29, 2011.
99.1	Press Release, dated January 5, 2012, entitled “Newtek Business
Services Completes Second Small Business Loan Securitization.”

SIGNATURES

     In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEWTEK BUSINESS SERVICES, INC.

Date: January 5, 2012	/s/ Barry Sloane

Barry Sloane
Chairman of the Board, President and Chief Executive Officer

EXHIBIT INDEX
Exhibit Number	Description

10.19.2	The Amended Initial Notes, dated December 29, 2011.
10.19.3	The Additional Notes, dated December 29, 2011.
99.1	Press Release, dated January 5, 2012, entitled “Newtek Business
Services Completes Second Small Business Loan Securitization.”